UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2008

VERENIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Cambridge Parkway, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 674-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

Except for historical information contained in this current report and the exhibits hereto, the matters set forth in this current report and in the exhibits contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with the registrant’s ability to complete the transaction described in this current report, including the risk that the registrant fails to satisfy any or all of the closing conditions, as well as other risks described from time to time in the registrant’s filings with the Securities and Exchange Commission (the “SEC”), including its annual report on Form 10-K for the year ended December 31, 2006 and subsequent filings. The forward-looking statements are based on current information that is likely to change and speaks only as of the date hereof.

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On February 22, 2008, Verenium Corporation entered into a purchase agreement with certain accredited investors in a private placement transaction that provides for the sale and issuance by Verenium of 8% senior convertible notes due April 1, 2012 and warrants to purchase common stock. Concurrently with entering into the purchase agreement, Verenium also entered into senior notes exchange agreements with certain existing noteholders of its 5.50% convertible senior notes pursuant to which such noteholders agreed to exchange approximately $18.5 million in aggregate principal amount of the 5.50% convertible senior notes for approximately $16.7 million in aggregate principal amount of the 8% senior convertible notes and for warrants to purchase common stock. Including the 8% convertible senior notes to be issued in exchange for the 5.50% convertible senior notes, Verenium expects to issue $71 million in aggregate principal amount of the 8% senior convertible notes and warrants to purchase approximately 8 million shares of its common stock, with gross proceeds from new investment of approximately $54 million and net proceeds from new investment, after giving effect to payment of certain transaction-related expenses and the cash cost of the convertible hedge transaction described below, of approximately $45 million. Verenium intends to use the net proceeds from the sale of the 8% senior convertible notes and warrants for general corporate and working capital purposes. The issuance and sale of the 8% senior convertible notes and the warrants, along with the related exchange, are expected to close on February 27, 2008.

The 8% senior convertible notes and the warrants and the securities offered by Verenium in the convertible hedge transaction were offered to accredited investors pursuant to Regulation D under the Securities Act of 1933, as amended. None of such securities (including any shares of common stock issuable upon conversion or exercise thereof) have been registered under the Securities Act, or under state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to the registration requirements of, the Securities Act and applicable state securities laws. This current report does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The purchase agreement includes representations, warranties, and covenants customary for a transaction of this type. Verenium has also agreed to seek its shareholders’ approval for issuances of shares under the 8% senior convertible notes beyond certain limits prescribed by the NASDAQ Global Market’s rules and regulations, and for share issuances under the warrants. In addition, Verenium has granted buyers of the 8% senior convertible notes and warrants a 30% participation right with respect to certain subsequent issuances of Verenium’s equity securities that occur within one year following closing. Under the terms of the purchase agreement, Verenium has agreed to indemnify the buyers of the 8% senior convertible notes and warrants against certain liabilities.

The 8% senior convertible notes will be convertible on the date of their issuance. Their initial conversion price will be equal to $4.09 per share. The conversion price will be subject to full ratchet anti-dilution protection and a reset provision whereby, to the extent the volume weighted average price of Verenium’s common stock during the 7 trading days prior to the one-year anniversary of the issuance of the 8% convertible senior notes is less than $3.55 per share, the conversion price will reset to the greater of $2.13 per share or 115% of the volume weighted average price of the common stock at that time. In addition, subject to the satisfaction of certain conditions, including that an effective resale registration statement for the applicable shares be on file, interest payments on the 8% senior convertible notes may be made, at Verenium’s option, in shares of common stock, valued at a 5% discount to the stock price at the time of payment of the interest. In the event that Verenium does not receive shareholder approval for issuances of shares beyond 19.9% of the number of its issued and outstanding shares as of February 22, 2008, any required share issuances under the 8% senior convertible notes in excess of that amount will be cash settled in an amount per share equal to the closing sales price of Verenium’s common stock on the conversion date. The 8% convertible senior notes are subject to automatic conversion at Verenium’s option if Verenium’s closing stock price exceeds $8.18 per share over a 30-trading day period ending prior to the date it provides notice of the automatic conversion to investors, the average daily trading volume of its stock over that 30-trading day period equals or exceeds $3 million, and certain other conditions are met.

The warrants will not be exercisable for the first six months after their issuance. The initial exercise price of the warrants will be $4.44 per share. The exercise price will be subject to weighted average anti-dilution protection. Verenium is not permitted to issue shares of its common stock upon exercise of the warrants unless and until it receives shareholder approval for such issuances. If such shareholder approval is obtained, the warrants, beginning six months after their issuance, will be exercisable for shares of common stock. If such shareholder approval is not obtained, the warrants will never be exercisable for shares of common stock and will only be cash settled on exercise in an amount per share issuable equal to the closing sales price of Verenium’s common stock on the exercise date less the applicable warrant exercise price.

Registration Rights Agreement

In connection with the sale of the 8% senior convertible notes and warrants, Verenium expects to enter into a registration rights agreement with the buyers of the 8% senior convertible notes and warrants. Under the registration rights agreement, Verenium will agree to file with the SEC a registration statement for the resale of the shares of common stock issuable under the 8% senior convertible notes and warrants within 45 calendar days of the closing date for the sale of the 8% senior convertible notes and warrants. Verenium will also agree to use its reasonable best efforts to cause such registration statement to be declared effective within 90 calendar days of such issuance date (if not subject to full SEC review), or 120 days (if subject to full SEC review). To the extent the SEC’s staff, as part of its review of such registration statement, requires Verenium to register less than all of the common stock issuable under the 8% senior convertible notes and warrants, Verenium will be obligated to file additional registration statements, in which case the time periods set forth above apply. Should any such registration statement not be declared effective within that time period, or should any such registration statement’s effectiveness not be maintained in accordance with the terms of the registration rights agreement, Verenium will agree to pay affected buyers of the 8% senior convertible notes cash payments totaling 1% of the aggregate purchase price of such buyers’ registrable securities included in such registration statement on each of certain specified dates, up to a maximum amount of 10% of the aggregate purchase price paid by such buyers. Verenium and the buyers of the 8% senior convertible notes and warrants will also agree to indemnify each other against certain liabilities in respect of any such registration.

Senior Notes Exchange Agreements

In connection with the exchange described above, on February 22, 2008, Verenium entered into senior notes exchange agreements with certain buyers of the 8% senior convertible notes and warrants who hold approximately $18.5 million in aggregate principal amount of Verenium’s outstanding 5.50% convertible senior notes, whereby such buyers will exchange their 5.50% convertible senior notes for approximately $16.7 million in aggregate principal amount of Verenium’s 8% senior convertible notes and for warrants to purchase common stock. The senior notes exchange agreements contain customary terms and conditions for a transaction of this type.

Convertible Hedge Transaction

In connection with the transactions described above, Verenium has entered into a convertible hedge transaction. The transaction is intended to reduce the potential dilution upon conversion of its 8% senior convertible notes.

The convertible hedge transaction is composed of two separate call options. Under the first call option, on April 1, 2012 (or earlier upon conversion of the 8% senior convertible notes), Verenium will be entitled to purchase 13,288,509 shares of its common stock from the counterparty at a price per share equal to the initial conversion price (or a proportion of such number of shares based on the proportion of the 8% senior convertible notes being converted). Under the second call option, on three exercise dates staggered in six month intervals beginning on October 1, 2013, the counterparty will be entitled to purchase 13,288,509 shares of Verenium’s common stock at a price per share of $5.16. The cash cost of the convertible hedge transaction is approximately $6.2 million.

The convertible hedge transaction involves separate agreements between Verenium and the counterparty and is not governed by the purchase agreement.

The descriptions of the purchase agreement, the 8% senior convertible notes, the warrants, the registration rights agreement, the senior notes exchange agreements and the call options set forth above are qualified in their entirety by reference to the full and complete terms set forth in such agreements, copies of which are filed as exhibits to this current report and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03. is set forth in Item 1.01., which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information required by this Item 3.02. is set forth in Item 1.01., which is incorporated herein by reference.

Item 8.01. Other Events.

On February 25, 2008, Verenium issued a press release announcing that it had entered into the agreements for the sale of the 8% senior convertible notes and warrants, the exchange and the convertible hedge transaction. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Registration Rights Agreement.

4.2	Form of Senior Convertible Note.

4.3	Form of Warrant.

10.1	Securities Purchase Agreement dated February 22, 2008, by and among Verenium Corporation and the parties listed therein.

10.2	Senior Notes Exchange Agreement dated February 22, 2008, by and among Verenium Corporation, Highbridge International, LLC and Highbridge Convertible Arbitrage Master Fund, L.P.

10.3	Upper Call Option Transaction.

10.4	Lower Call Option Transaction.

99.1	Press Release, dated February 25, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: February 25, 2008	By:	/s/ John A. McCarthy, Jr.
	Name:	John A. McCarthy, Jr.
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Registration Rights Agreement.

4.2	Form of Senior Convertible Note.

4.3	Form of Warrant.

10.1	Securities Purchase Agreement dated February 22, 2008, by and among Verenium Corporation and the parties listed therein.

10.2	Senior Notes Exchange Agreement dated February 22, 2008, by and among Verenium Corporation, Highbridge International, LLC and Highbridge Convertible Arbitrage Master Fund, L.P.

10.3	Upper Call Option Transaction.

10.4	Lower Call Option Transaction.

99.1	Press Release, dated February 25, 2008.